Exhibit 5.1

Partners:		15 April 2021
Paul Aherne	**
Joanne Collett	*
Mark Cummings	*****
Stuart D’Addona	****
Nicholas Davies	***	Adagene Inc.
Shamar Ennis	***	4F, Building C14, No.218
James Gaden	****	Xinghu Street, Suzhou Industrial Park
Kristen Kwok	**	Suzhou, Jiangsu Province, 215123
Jo Lit	*******	People’s Republic of China
Callum McNeil	**
Alice Molan	******	JPMorgan Chase Bank, N.A.
Andrew Randall	**	383 Madison Avenue, Floor 11
Rupen Shah	*******	New York, New York, 10179
Denise Wong	**

Dear Sirs or Madam

ADAGENE INC.

We have acted as Cayman Islands legal advisers to Adagene Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in relation to the registration of (i) 3,681,522 ordinary shares of a nominal or par value of US$0.0001 each of the Company (“Ordinary Shares”) issuable pursuant to the Adagene Inc. Second Amended and Restated Share Incentive Plan (the “2019 Plan”) and (ii) 2,970,267 Ordinary Shares issuable pursuant to Adagene Inc. 2021 Performance Incentive Plan (the “2021 Plan “, together with the 2019 Plan, the “Plans”, and all such Ordinary Shares issuable pursuant to the Plans, the “Shares”), consisting of (a) 608,000 Ordinary Shares issuable upon exercise of awards granted under the 2021 Plan and (b) 2,362,267 Ordinary Shares reserved for future awards grants under the 2021 Plan. The Registration Statement (including the Prospectus) provides for the registration by the Company of American Depositary Shares (the “ADSs”) representing the Shares. We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1 (the “Documents”).

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T  +852 2284 4566  F  +852 2284 4560  www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Ireland; ******Victoria (Australia); ******Bermuda

WALKERS

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.                                      The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.                                      The authorised share capital of the Company is currently US$80,000 divided into 800,000,000 shares comprising (i) 640,000,000 ordinary shares of a par value of US$0.0001 each, and (ii) 160,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the Company’s board of directors may determine in accordance with the Company’s Amended and Restated M&A.

3.                                      The Ordinary Shares to be issued by the Company have been duly and validly authorised, and once allotted, issued, sold and paid for in the manner described in the Plans and in accordance with the Resolutions and when appropriate entries have been made in the Register of Members of the Company, the Ordinary Shares will be legally allotted and issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Ordinary Shares).

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/S/ WALKERS (HONG KONG)

WALKERS (HONG KONG)

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.                                      The Certificate of Incorporation dated 25 February 2011, the Seventh Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on 19 January 2021 and effective upon the completion of the offering of the Company’s American Depositary Shares on the Nasdaq Global Market (the “Amended and Restated M&A”), the Register of Members, Register of Directors and the Register of Mortgages and Charges of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.                                      The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 15 April 2021 (Cayman Islands time).

3.                                      A copy of a Certificate of Good Standing dated 19 January 2021 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

4.                                      A copy of executed written resolutions of the Board of Directors of the Company dated 16 January 2021, and a copy of executed minutes of a meeting of the shareholders of the Company held on 19 January 2021 (the “Resolutions”).

SCHEDULE 2

ASSUMPTIONS

1.                                      The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions or any power of attorney given by the Company to execute the Documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a complete and accurate translation of the original document they purport to translate. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.                                      The Amended and Restated M&A reviewed by us are the memorandum and articles of association of the Company and are in force at the date hereof.

3.                                      The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

4.                                      There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which restrict the powers and authority of the Directors of the Company in any way or which would affect any opinion given herein.

5.                                      The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

6.                                      The Resolutions remain in full force and effect and have not been revoked or varied.

7.                                      No resolution voluntarily to wind up the Company has been adopted by the members and no event of a type which is specified in the Memorandum and Articles as giving rise to the winding up of the Company (if any) has in fact occurred.

SCHEDULE 3

QUALIFICATIONS

1.                                      Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.